UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 10, 2024, Intrusion Inc. (the “Company”), and Streeterville Capital, LLC, a Utah Limited Liability Company (“Streeterville”) entered into an Exchange Agreement (the “Exchange Agreement”) whereby, in exchange for 125 shares of Series A Preferred of the Company (the “Preferred Shares”) held by Streeterville, were exchanged for 90,460 shares of Company’s common stock, par value $0.01 per share (the “Exchange Shares”). The value of the Exchange Shares is $137,500. The issuance of the Exchange Shares has been made pursuant to an exemption from registration permitted by Section 3(a)(9) of the Securities Act of 1933, as amended.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The description of the Exchange Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is hereby filed as Exhibit 10.1, and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Exchange Agreement dated May 10, 2024, by and between the Registrant and Streeterville Capital, LLC.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: May 16, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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